ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number: 20100877964-54
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time: 11/23/2010 12:02 PM
	Entity Number: E0563372010-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	Streamline Resources, Inc
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 — Par value per share: $ 0.0010 — Number of shares *without par value:* ___
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Georges Roy Street Address: 2360 Corporate Circle - Suite 400, City: Henderson, State: NV, Zip Code: 89074-7722 2) Name: ___ Street Address: ___ City: ___ State: ___ Zip Code: ___
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: Doug Ansell on behalf of InCorp Services, Inc. — **X** [signature] Incorporator Signature Address: 2360 Corporate Circle - Suite 400, City: Henderson, State: NV, Zip Code: 89074-7722
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: November 23, 2010

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **STREAMLINE RESOURCES, INC**, did on November 23, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 24, 2010.

ROSS MILLER
Secretary of State

Certified By: Greg Devaul
Certificate Number: C20101123-2024
You may verify this certificate
online at **http://www.nvsos.gov/**